UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2006

MATHSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51560	41-1881957
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19075 NW Tanasbourne Drive, Suite 200, Hillsboro, OR		97124
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 726-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — REGULATION FD

Item 7.01. Regulation FD Disclosure.

MathStar has completed the functional design verification of the commercial version of its Field Programmable Object Array (FPOA) integrated circuit.  We believed we have successfully resolved timing issues discovered earlier, but during extensive final testing, it was determined that additional timing issues remain.  While these issues do not affect the functionality or the 1 GHz performance of the chip, the Company made the decision to resolve these last issues so that it can provide the highest possible quality chip design to Taiwan Semiconductor Manufacturing Company (TSMC) for fabrication. The Company believes it is in the best interests of the Company and its shareholders to deliver a design that meets our highest expectations for yield to maximize the opportunity of achieving high gross margins.  The delay is not significant and completion is expected shortly. The Company will file an update on July 7, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MathStar, Inc.

Date: June 30, 2006	By:	/s/ James W. Cruckshank
James W. Cruckshank
Vice President of Administration and Chief
Financial Officer (Principal Financial
Officer and Principal Accounting Officer)